UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

MASIMO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Parker Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 297-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2008, Masimo Americas, Inc., a wholly-owned subsidiary of ours, or Masimo Americas, entered into a Purchasing Agreement with HealthTrust Purchasing Group, L.P., or HPG. HPG acts as a group purchasing organization for a number of healthcare provider participants, or Participants, located in the United States, including acute care facilities, hospitals, ambulatory surgery centers, imaging centers, alternate site entities, physician practices, rehabilitation facilities, psychiatric centers and clinics. The agreement will become effective on February 1, 2008.

Under the Purchasing Agreement, Masimo Americas will sell various products to Participants directly or through a distributor approved by HPG and will sell its services related to the products to the Participants directly. The products and services will be sold to Participants under two pricing structures based on the Participant’s purchase commitment level. The purchase price structure will generally remain constant during the term of the Purchasing Agreement.

In consideration for the administrative and other services HPG will perform in connection with purchases of products and services by the Participants, Masimo Americas will pay HPG on a quarterly basis a fixed percentage of all fees charged by Masimo Americas for providing the products and services, whether they are provided directly from Masimo Americas or through a distributor.

Pursuant to the Purchasing Agreement, Masimo Americas has agreed to indemnify HPG and the Participants under certain circumstances for certain liabilities, losses, damages and costs incurred as a result of bodily injuries caused by the products sold under the agreement, as well as any intellectual property infringement claims made against HPG or the Participants that are directly related to the products sold under the agreement.

The Purchasing Agreement will expire on January 31, 2011, provided that Masimo Americas and HPG each have the right to terminate the agreement if the other party commits a material breach of the agreement that is not cured within 30 days following written notice of the breach. In addition, HPG has the right to terminate the agreement for any reason in its entirety or with respect to specific products or services by providing 60 days prior written notice to Masimo Americas. Masimo Americas also may terminate the agreement under certain conditions upon 60 days notice to HPG.

The above description of the Purchasing Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchasing Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

Item 9.01. Financial Statements and Exhibits.

(d)	The following item is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated January 21, 2008, issued by Masimo Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION a Delaware corporation
Date: January 22, 2008

	By:	/s/ MARK P. DE RAAD
Mark P. de Raad Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 21, 2008, issued by Masimo Corporation.